FOR IMMEDIATE RELEASE

Contact:	Columbia Clancy/Catherine Livingston
FGS Global
212-687-8080 (U.S.)
+44 (0)20 3178 8914 (Europe)
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
Tobacco segment continues to benefit from Montego brand strategy

Second Quarter 2023 Highlights:
•Consolidated revenues of $365.7 million, down 5.6% or $21.5 million compared to the prior year period.
•Tobacco segment revenues of $365.7 million, down 2.3% or $8.7 million compared to the prior year period.
•Tobacco segment wholesale and retail market share increased to 5.4% and 5.8% from 5.3% and 5.5%, respectively, in the prior year period.
•Operating income of $71.6 million, down 21.0% or $19.1 million compared to the prior year period.
•Tobacco segment operating income of $75.1 million, down 15.0% or $13.2 million compared to the prior year period. The decline resulted from an accrual of $18 million to settle long-standing litigation and was partially offset by a higher gross margin from price increases.
•Adjusted EBITDA of $94.1 million, down 1.1% or $1.0 million compared to the prior year period.
•Tobacco Adjusted EBITDA of $94.7 million, up 5.3% or $4.8 million compared to the prior year period.
First Half 2023 Highlights:
•Consolidated revenues of $699.8 million, up 0.1% or $0.6 million compared to the prior year period.
•Tobacco segment revenues of $699.8 million, up 2.4% or $16.4 million compared to the prior year period.
•Tobacco segment wholesale and retail market share increased to 5.5% and 5.8% from 5.3% and 5.3%, respectively, in the prior year period.
•Operating income of $145.9 million, down 12.0% or $19.9 million compared to the prior year period.
•Tobacco segment operating income of $153.7 million, down 7.4% or $12.3 million compared to the prior year period.
•Adjusted EBITDA remained flat at $172.2 million compared to the prior year period.

•Tobacco Adjusted EBITDA of $174.6 million, up 4.6% or $7.7 million compared to the prior year period.
MIAMI, FL, August 3, 2023 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2023.

“Vector Group performed well in the first half of 2023 as we continued to benefit from the gradual transition of our Montego brand strategy,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “In the second half of 2023, we remain focused on optimizing long-term profit by effectively managing our volume, pricing and market share to generate long-term value for our stockholders.”
GAAP Financial Results
Three months ended June 30, 2023 and 2022. Second quarter 2023 revenues were $365.7 million, compared to revenues of $387.2 million in the second quarter of 2022. The Company recorded operating income of $71.6 million in the second quarter of 2023, compared to operating income of $90.7 million in the second quarter of 2022. Net income for the second quarter of 2023 was $38.1 million, or $0.24 per diluted common share, compared to net income of $39.2 million, or $0.25 per diluted common share, in the second quarter of 2022.
Six months ended June 30, 2023 and 2022. For the six months ended June 30, 2023, revenues were $699.8 million, compared to revenues of $699.2 million for the six months ended June 30, 2022. The Company recorded operating income of $145.9 million for the six months ended June 30, 2023, compared to operating income of $165.8 million for the six months ended June 30, 2022. Net income for the six months ended June 30, 2023 was $72.8 million, or $0.46 per diluted common share, compared to net income of $71.7 million, or $0.45 per diluted common share, for the six months ended June 30, 2022.
Non-GAAP Financial Measures
Three months ended June 30, 2023 compared to the three months ended June 30, 2022
Adjusted EBITDA (as described in Table 2 attached hereto) were $94.1 million for the second quarter of 2023, compared to $95.1 million for the second quarter of 2022.
Adjusted Net Income (as described in Table 3 attached hereto) was $50.8 million, or $0.32 per diluted share, for the second quarter of 2023, compared to $40.2 million, or $0.25 per diluted share, for the second quarter of 2022.
Adjusted Operating Income (as described in Table 4 attached hereto) was $89.7 million for the second quarter of 2023, compared to $90.8 million for the second quarter of 2022.
Six months ended June 30, 2023 compared to the six months ended June 30, 2022
Adjusted EBITDA (as described in Table 2 attached hereto) were $172.2 million for the six months ended June 30, 2023, compared to $172.2 million for the six months ended June 30, 2022.
Adjusted Net Income (as described in Table 3 attached hereto) was $84.8 million, or $0.54 per diluted share, for the six months ended June 30, 2023, compared to $66.8 million, or $0.42 per diluted share, for the six months ended June 30, 2022.
Adjusted Operating Income (as described in Table 4 attached hereto) was $164.0 million for the six months ended June 30, 2023, compared to $163.8 million for the six months ended June 30, 2022.
Consolidated Balance Sheet
Vector Group maintained significant liquidity at June 30, 2023 with cash and cash equivalents of $330.3 million, including $102.9 million of cash at its Tobacco segment, investment securities of $116.1 million and long-term investments of $44.8 million.
Vector Group continued its longstanding history of paying a quarterly cash dividend in the second quarter of 2023. For the six months ended June 30, 2023, Vector Group returned a total of $64 million to stockholders at a quarterly rate of $0.20 per common share.
Tobacco Segment Financial Results
For the second quarter of 2023, the Tobacco segment had revenues of $365.7 million, compared to $374.3 million for the second quarter of 2022. For the six months ended June 30, 2023, the Tobacco segment had revenues of $699.8 million, compared to $683.4 million for the six months ended June 30, 2022.

Operating Income from the Tobacco segment was $75.1 million and $153.7 million for the three and six months ended June 30, 2023, respectively, compared to $88.3 million and $166.0 million for the three and six months ended June 30, 2022, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the second quarter of 2023 was $93.2 million compared to $88.4 million for the second quarter of 2022. Tobacco Adjusted Operating Income for the six months ended June 30, 2023 was $171.8 million, compared to $164.0 million for the six months ended June 30, 2022.
Operational Metrics
For the second quarter of 2023, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.52 billion units, compared to 2.74 billion units for the second quarter of 2022. For the six months ended June 30, 2023, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 4.87 billion units, compared to 5.04 billion units for the six months ended June 30, 2022.
According to data from Management Science Associates, Inc., for the second quarter of 2023, the Tobacco segment’s wholesale market share increased to 5.4%, up from to 5.3% for the second quarter of 2022. For the six months ended June 30, 2023, the Tobacco segment’s wholesale market share increased to 5.5%, up from 5.3% for the six months ended June 30, 2022. The Tobacco segment’s wholesale shipments in the second quarter of 2023 declined by 7.9% compared to the second quarter of 2022, while the overall industry’s wholesale shipments declined by 8.9%. The Tobacco segment’s wholesale shipments for the six months ended June 30, 2023 declined by 3.2% compared to the six months ended June 30, 2022, while the overall industry’s wholesale shipments declined by 7.6%.
According to data from Management Science Associates, Inc., for the second quarter of 2023, the Tobacco segment’s retail market share increased to 5.8%, up from 5.5% for the second quarter of 2022. For the six months ended June 30, 2023, the Tobacco segment’s retail market share increased to 5.8%, up from 5.3% for the six months ended June 30, 2022. The Tobacco segment’s retail shipments in the second quarter of 2023 declined by 1.8% compared to the second quarter of 2022, while the overall industry’s retail shipments declined by 7.1%. The Tobacco segment’s retail shipments for the six months ended June 30, 2023 declined by 0.2% compared to the six months ended June 30, 2022, while the overall industry’s retail shipments declined by 8.0%.
Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, and Tobacco Adjusted EBITDA (the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhance an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.
Reconciliations of Non-GAAP Financial Measures to the comparable GAAP financial results for the three and six months ended June 30, 2023 and 2022 are included in Tables 2 through 5.
Conference Call to Discuss Second Quarter 2023 Results
As previously announced, the Company will host a conference call and webcast on Friday, August 4, 2023 at 8:30 AM (ET) to discuss its quarterly period and six months results. Investors may access the call via live webcast at https://www.webcaster4.com/Webcast/Page/2271/48791. Please join the webcast at least ten minutes prior to the start time.

A replay of the call will be available shortly after the call ends on August 4, 2023 through August 18, 2023 at https://www.webcaster4.com/Webcast/Page/2271/48791.

About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco LLC, and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue,” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2022 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Tobacco*	$365,662	$374,312	$699,807	$683,360
Real estate	—	12,890	—	15,884
Total revenues	365,662	387,202	699,807	699,244

Expenses:
Cost of sales:
Tobacco*	248,984	265,189	481,270	476,726
Real estate	—	6,049	—	7,327
Total cost of sales	248,984	271,238	481,270	484,053

Operating, selling, administrative and general expenses	26,930	25,196	54,222	49,225
Litigation settlement and judgment expense	18,105	57	18,375	129
Operating income	71,643	90,711	145,940	165,837

Other income (expenses):
Interest expense	(27,124)	(30,724)	(54,598)	(55,822)
Loss on extinguishment of debt	(40)	—	(181)	—
Equity in earnings (losses) from investments	959	(2,311)	800	(4,553)
Equity in earnings (losses) from real estate ventures	2,954	(460)	1,061	(2,337)
Other, net	4,791	(3,094)	8,411	(4,239)
Income before provision for income taxes	53,183	54,122	101,433	98,886
Income tax expense	15,094	14,969	28,603	27,191

Net income	$38,089	$39,153	$72,830	$71,695

Per basic common share:

Net income applicable to common shares	$0.24	$0.25	$0.46	$0.46

Per diluted common share:

Net income applicable to common shares	$0.24	$0.25	$0.46	$0.45
* Revenues and cost of sales include federal excise taxes of $126,750, $137,884, $244,568 and $253,963 for the three and six months ended June 30, 2023 and 2022, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2023	2022	2023	2022	2023	2022

Net income	$159,836	$158,701	$38,089	$39,153	$72,830	$71,695
Interest expense	109,441	110,665	27,124	30,724	54,598	55,822
Income tax expense	63,273	61,861	15,094	14,969	28,603	27,191
Depreciation and amortization	6,998	7,218	1,731	1,793	3,423	3,643
EBITDA	$339,548	$338,445	$82,038	$86,639	$159,454	$158,351
Equity in (earnings) losses from investments (a)	(358)	4,995	(959)	2,311	(800)	4,553
Equity in losses (earnings) from real estate ventures (b)	2,548	5,946	(2,954)	460	(1,061)	2,337
(Gain) loss on extinguishment of debt	(231)	(412)	40	—	181	—
Stock-based compensation expense (c)	7,881	7,848	2,644	2,570	4,750	4,717
Litigation settlement and judgment expense (d)	18,485	239	18,105	57	18,375	129
Impact of MSA settlement (e)	(311)	(2,123)	—	—	(311)	(2,123)
Other, net	(15,396)	(2,746)	(4,791)	3,094	(8,411)	4,239
Adjusted EBITDA	$352,166	$352,192	$94,123	$95,131	$172,177	$172,203

Adjusted EBITDA by Segment
Tobacco	$358,821	$351,131	$94,687	$89,883	$174,649	$166,959
Real Estate	384	8,082	148	6,873	210	7,908
Corporate and Other	(7,039)	(7,021)	(712)	(1,625)	(2,682)	(2,664)
Total	$352,166	$352,192	$94,123	$95,131	$172,177	$172,203

a.Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.
b.Represents equity in losses (earnings) recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.
d.Represents accruals for litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income	$38,089	$39,153	$72,830	$71,695

Loss on extinguishment of debt	40	—	181	—
Litigation settlement and judgment expense (a)	18,105	57	18,375	129
Impact of MSA settlement (b)	—	—	(311)	(2,123)
Impact of net interest expense capitalized to real estate ventures	(1,072)	1,685	(2,113)	(2,011)
Expense related to Tax Disaffiliation indemnification (c)	—	553	—	553
Adjustment for derivative associated with guarantee	—	(783)	—	(2,464)
Total adjustments	17,073	1,512	16,132	(5,916)

Tax (benefit) expense related to adjustments	(4,407)	(449)	(4,164)	1,034

Adjusted Net Income	$50,755	$40,216	$84,798	$66,813

Per diluted common share:

Adjusted Net Income applicable to common shares	$0.32	$0.25	$0.54	$0.42

a.Represents accruals for litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents amounts accrued under the Company’s Tax Disaffiliation Agreement related to certain tax liabilities of Douglas Elliman Inc. prior to its distribution on December 29, 2021.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2023	2022	2023	2022	2023	2022

Operating income	$319,113	$339,010	$71,643	$90,711	$145,940	$165,837

Litigation settlement and judgment expense (a)	18,485	239	18,105	57	18,375	129
Impact of MSA settlement (b)	(311)	(2,123)	—	—	(311)	(2,123)
Total adjustments	18,174	(1,884)	18,105	57	18,064	(1,994)

Adjusted Operating Income	$337,287	$337,126	$89,748	$90,768	$164,004	$163,843

a.Represents accruals for litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2023	2022	2023	2022	2023	2022

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$334,794	$347,044	$75,122	$88,332	$153,721	$165,971

Litigation settlement and judgment expense (a)	18,485	239	18,105	57	18,375	129
Impact of MSA settlement (b)	(311)	(2,123)	—	—	(311)	(2,123)
Total adjustments	18,174	(1,884)	18,105	57	18,064	(1,994)

Tobacco Adjusted Operating Income	$352,968	$345,160	$93,227	$88,389	$171,785	$163,977

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2023	2022	2023	2022	2023	2022

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$334,794	$347,044	$75,122	$88,332	$153,721	$165,971

Litigation settlement and judgment expense (a)	18,485	239	18,105	57	18,375	129
Impact of MSA settlement (b)	(311)	(2,123)	—	—	(311)	(2,123)
Total adjustments	18,174	(1,884)	18,105	57	18,064	(1,994)

Tobacco Adjusted Operating Income	352,968	345,160	93,227	88,389	171,785	163,977

Depreciation and amortization	5,745	5,901	1,419	1,475	2,796	2,952
Stock-based compensation expense	108	70	41	19	68	30
Total adjustments	5,853	5,971	1,460	1,494	2,864	2,982

Tobacco Adjusted EBITDA	$358,821	$351,131	$94,687	$89,883	$174,649	$166,959

a.    Represents accruals for litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Six Months Ended
	June 30,	December 31,	June 30,		June 30,
	2023	2022	2023	2022	2023	2022
Revenues:
Tobacco (a)	$1,441,572	$1,425,125	$365,662	$374,312	$699,807	$683,360
Real estate	—	15,884	—	12,890	—	15,884
Total revenues	$1,441,572	$1,441,009	$365,662	$387,202	$699,807	$699,244

a.Tobacco segment revenues include federal excise taxes of $511,365 for the last twelve months ended June 30, 2023, $520,760 for the year ended December 31, 2022, and $126,750, $244,568, $137,884 and $253,963 for the three and six months ended June 30, 2023 and 2022, respectively.